SECOND MODIFICATION AGREEMENT

         This SECOND MODIFICATION AGREEMENT (this "Agreement") dated as of the _____ day of __________________, 2000 by and between CAPITAL SENIOR LIVING PROPERTIES, INC., a Texas corporation (hereinafter called"Borrower"), and BANK ONE, TEXAS, N.A., as Agent (hereinafter called "Agent") for the Lenders under the Loan Agreement (as hereinafter defined);

                              W I T N E S S E T H:

         WHEREAS, Borrower, Agent and the Lenders (as such term is defined therein) entered into that certain 1999 Amended and Restated Loan Agreement dated April 8, 1999, as modified by Modification Agreement dated March 28, 2000 (as the same may be modified, amended, restated or supplemented from time to time, the "Loan Agreement");

         WHEREAS, the Notes payable to Comerica Bank - Texas and Guaranty Federal Bank, F.S.B. have been paid in full and the Note payable to Bank One, Texas, N.A. has been paid in part;

         WHEREAS, Borrower has requested and Lender has agreed to make certain revisions to the Loan Agreement as more particularly set forth below;

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Loan Agreement.

         2.       The Loan Agreement is modified as follows:

                  a.       Sections 1.5, 1.10, 1.19, 1.54, 1.61, 1.62, 1.65,
         1.67, 1.80 and 1.84 are deleted and the following are substituted in lieu thereof:

                           1.5 Applicable LIBOR Margin. The term "Applicable LIBOR Margin" shall mean (i) two and one-quarter percent (2.25%) per annum, or (ii) at such time as the Cash Flow Coverage is at least 1.25 to 1 for a calendar quarter, two percent (2%) per annum, provided, however, that if the Cash Flow Coverage should thereafter fall below 1.25 to 1 for a calendar quarter, the percentage in this clause (ii) shall increase to two and one-quarter percent (2.25%) until such time as the Cash Flow Coverage is again at 1.25 to 1 for a calendar quarter, it being understood and agreed that the Applicable LIBOR Margin will be continuously adjusted based on the current Cash Flow Coverage.

                           1.10 Base Rate. The term "Base Rate" shall mean the Agent's Prime Rate plus one-quarter percent (.25%). As used in this paragraph, Agent's "Prime

                  Rate" means the base commercial rate of interest as announced from time to time by Agent (which may not be the lowest, best or most favorable rate of interest which Agent may charge on loans to its customers). If Agent's Prime Rate changes after the date hereof the Base Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective time of each change in Agent's Prime Rate. The Base Rate shall in no event, however, exceed the Highest Lawful Rate.

                           1.19 Commitment. The term "Commitment" shall mean the
                  amount of $9,000,000.

                           1.54 Lenders. The term "Lenders" shall mean each signatory hereto (other than Borrower) including Bank One and any Eligible Transferee as holder of a Note.

                           1.61 Loan. The term "Loan" shall mean the Loan by Lenders to Borrower, in an amount not to exceed $9,000,000.

                           1.62 Loan Documents.  The term "Loan Documents" shall
                  mean this Loan Agreement, the Mortgages, the Notes, the Assignments of Landlord's Interest in Leases, the Financing Statements, the Security Agreement, the Environmental Indemnity Agreements, the Notice of Final Agreement dated April 8, 1999 between Borrower and Agent, the Specific Assignment, Subordination and Attornment Agreement dated __________________, 2000 between Borrower, Agent and Manager, all other documents executed by Borrower and CSLC in connection with this Loan Agreement and the Loan as shall, from time to time, be executed and delivered by Borrower and CSLC, or any other party to Agent or the Lenders pursuant to this Loan Agreement, including, without limitation, each Affidavit of Borrower.

                           1.65 Management Agreements.  The term "Management
                  Agreements" shall mean the management agreement between Borrower and Manager pertaining to Cottonwood Village dated November 3, 1997.

                           1.67 Maturity Date.  The term "Maturity Date" shall
                  mean January 15, 2003.

                           1.80 Property. The term "Property" shall mean Cottonwood Village, as well as the Land and Improvements and all other property (real and personal, fixture or otherwise) related thereto which is subject to the Mortgages, and (b) the Collateral (as such term is defined in the Security
                  Agreement). The term "any of the Properties" shall mean Cottonwood Village and the term "any of the Property" shall mean any of the Land, Improvements and Collateral.

                           1.84 Security Agreement. The term "Security Agreement" shall mean the Amended and Restated Security Agreement dated June 30, 1997 between Lehman and Original Borrower, as modified by Modification and Assumption of Amended and Restated Security Agreement dated December 10, 1997 between Borrower and Bank One, Modification of Amended and Restated Security Agreement dated September 1, 1998 between Agent and Borrower, Second Modification of Amended and Restated Security Agreement dated April 8, 1999 between Agent and Borrower, and Third Modification of Amended and Restated Security Agreement dated _________________, 2000 between Agent and Borrower.

                  b.       The following is added to the end of Article I:

                           1.101 Cash Flow Coverage. The term "Cash Flow Coverage" has the meaning assigned such term in Section 5.15
                   (e).

                  c. The last sentence of Section 2.1 is deleted and the following is substituted in lieu thereof:

                  Subject to the terms and conditions hereof, Borrower may borrow and repay but not reborrow hereunder.

                  d. Section 2.3(d) is deleted and the following is substituted in lieu thereof:

                           (d) On or before June 30, 2001,  the  Property  shall
                  have achieved a Cash Flow Coverage of at least 1.0 to 1 calculated based on three (3) months of operation, it being agreed that, for purposes of this Section 2.3(d), the debt service component of Cash Flow Coverage shall be calculated assuming the Loan is fully advanced (i.e., a loan of $9,000,000); and

                  e.       The following is added to the end of Section 2.11:

                  Nothing contained in this Section 2.11 shall alter, affect, impair or relieve CSLC from its obligations under that certain Unlimited Guaranty dated March 28, 2000 in favor of Agent.

                  f. Sections 5.15(d) and (e) are deleted and the following are substituted in lieu thereof:

                           (d) Leverage Ratio. CSLC shall maintain a Leverage Ratio of 0.70 to 1.0 or less at all times. The Leverage Ratio shall be computed as of the last day of the fiscal quarter being measured.

                           (e) Cash Flow Coverage. The Property shall maintain a minimum Cash Flow Coverage, calculated based on the prior three (3) months of operation, as follows:

                           .45 to 1                  As of June 30, 2000
                           .55 to 1                  As of September 30, 2000

                           .65 to 1                  As of December 31, 2000
                           .75 to 1                  As of March 31, 2001
                           1.0 to 1                  As of June 30, 2001
                           1.15 to 1                 As of September 30, 2001
                           1.25 to 1                 As of December 31, 2001 and
                                                     the end of each quarter
                                                     thereafter.

                  "Cash Flow Coverage" is a ratio, the first number of which is net income from the normal operations of the Property (without deduction for actual management fees paid or incurred), plus interest expense (to the extent deducted in calculating net income) and allowances for depreciation and amortization of the Property for said period, less (i) the greater of actual capital expenditures for that period or $250 per unit per year, and (ii) the greater of actual management fees during that period or a five percent (5%) management fee, and the second number of which is an amount equivalent to the sum of
                  (i) interest on the Loan during such period at a rate of interest equal to 2.50% per annum above the Treasury Note Rate and (ii) an amount equivalent to the monthly installment of principal payable under the Loan during such period assuming a 25-year amortization.

                  g. Section 5.15(f) is deleted and the following is substituted in lieu thereof:

                           (f) CSLC shall continuously maintain Liquid Assets of at least $3,000,000, to be measured quarterly.

                  h.       The following is added to Article 5:

                           5.27 Appraisals. For so long as the Loan remains outstanding, Agent may cause the Property to be appraised by an appraiser selected by Agent, and in accordance with the Lenders' appraisal guidelines and procedures then in effect, and Borrower agrees to cooperate in all reasonable respects with such appraisals and furnish to the appraisers all reasonably requested information regarding the Property. Borrower agrees to pay all reasonable costs incurred by the Agent in connection with such appraisal, which costs shall be secured by the Mortgages and shall accrue interest at the Late Payment Rate until paid. Provided no Event of Default shall have occurred hereunder, Agent shall not order more than one
                  (1) appraisal in any twelve (12) month period.

                  i. Each of the following is deleted and the phrase "Intentionally Omitted" is substituted in lieu thereof:
                  Sections 1.14, 1.16, 1.45, 1.92, 5.3, 5.16(a) and Article 8.

                  j. The Lender Schedule, Exhibit A, Exhibit B and Exhibit I are deleted and the Lender Schedule, Exhibit A, Exhibit B and
                  Exhibit I attached hereto are substituted in lieu thereof.

         3. Borrower and Agent agree that hereafter the Loan shall be a term loan, not a revolving loan, and the outstanding principal balance of the Loan on the date hereof is $8,352,500. The Loan is evidenced by the Note (hereinafter defined).

         4. In consideration of the agreements made herein, Borrower shall (i) pay Agent a modification fee of $32,500, and (ii) execute and deliver to Agent that certain (a) $9,000,000 Third Amended and Restated Promissory Note (the "Note") payable by Borrower to the order of Bank One, Texas, N.A., (b) Modification Agreement (herein called the "Mortgage Modification Agreement") between Borrower and Agent, and (c) Third Modification of Amended and Restated Security Agreement (herein so called) between Borrower and Agent, each dated as of the date hereof.

         5. The terms of that certain letter agreement dated April 8, 1999 between Borrower and Bank One, Texas, N.A., regarding the payment of certain fees described therein is hereby terminated.

         6. Borrower hereby represents and warrants that (a) Borrower is duly organized and legally existing under the laws of the State of Texas; (b) the execution and delivery of, and performance under this Agreement are within Borrower's power and authority without the joinder or consent of any other party and have been duly authorized by all requisite corporate action and are not in contravention of law or the powers of Borrower's organizational documents; (c) this Agreement constitutes the legal, valid and binding obligations of Borrower enforceable in accordance with its terms, subject to laws regarding creditor's rights and general principles of equity; and (d) the execution and delivery of this Agreement by Borrower do not contravene, result in a breach of or constitute a default under any deed of trust, loan agreement, indenture or other contract, agreement or undertaking to which Borrower is a party or by which Borrower or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both) and do not violate or contravene any law, order, decree, rule or regulation to which Borrower is subject.

         7. Borrower, upon request from Agent, agrees to execute such other and further documents as may be reasonably necessary or appropriate to consummate the transactions contemplated herein or to perfect the liens and security interests intended to secure the payment of the Obligations.

         8. Except as provided herein, the terms and provisions of the Loan Documents shall remain unchanged and shall remain in full force and effect. Any modification herein of the Loan Documents, shall in no way affect the security of the Loan Documents for the payment of the Obligations. The Loan Documents as modified and amended hereby are hereby ratified and confirmed in all respects. All references to the Loan Agreement in the Loan Documents shall hereafter refer to the Loan Agreement as modified by this Agreement.

         9. Borrower hereby acknowledges that the liens, security interests and assignments created and evidenced by the Loan Documents are valid and subsisting and further acknowledges and agrees that there are no offsets, claims or defenses to the Obligations or any Loan Documents.

         10. Upon execution of this Agreement, Borrower shall deliver to Lenders and Agent in form and substance satisfactory to Agent, an opinion of counsel to Borrower and CSLC stating that this Agreement, the Note, the Mortgage Modification Agreement and Third Modification of Amended and Restated Security Agreement are valid and binding upon Borrower and CSLC, as applicable, and enforceable in accordance with their terms, subject to laws regarding creditor's rights and general principles of equity.

         11. Contemporaneously with the execution and delivery hereof, Borrower shall pay, or cause to be paid, all reasonable costs and expenses incident to the preparation hereof and the consummation of the transactions specified herein, including, without limitation, fees and expenses of legal counsel to Agent and the Lenders.

         12. Borrower hereby releases, remises, acquits and forever discharges Lenders and Agent, together with their employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the Loan Agreement or any other Loan Document, or any of the transactions associated therewith, including specifically but not limited to claims of usury.

         13. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

         14. If any covenant, condition, or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such covenant, condition, or provision shall not in any way affect any other covenant, condition or provision herein contained.

         15. It is expressly agreed by the parties hereto that time is of the essence with respect to this Agreement.

         16. The parties acknowledge and confirm that each of their respective attorneys have participated jointly in the review and revision of this Agreement and that it has not been written solely by counsel for one party. The parties hereto therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor either party against the other.

         17. This Agreement and the rights and duties of the parties hereunder shall be governed for all purposes by the law of the State of Texas and the law of the United States applicable to transactions within said State.

         18. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

         19. Borrower and Agent hereby take notice of and agree to the following:

                  A. PURSUANT TO SUBSECTION 26.02(b) OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED THEREIN EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR BY THAT PARTY'S AUTHORIZED REPRESENTATIVE.

                  B. PURSUANT TO SUBSECTION 26.02(c) OF THE TEXAS BUSINESS AND COMMERCE CODE, THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM THE LOAN DOCUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN DOCUMENTS.

                  C. THE LOAN AGREEMENT, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR
         SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES THERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, this Agreement is executed on the respective dates of acknowledgment, to be effective as of the date first above written.

                                       CAPITAL SENIOR LIVING PROPERTIES, INC., a
                                       Texas corporation

                                       By:
                                             -----------------------------------
                                             Name: David R. Brickman
                                             Title:  Vice President

                                       BANK ONE, TEXAS, N.A., as Agent




                                       By:
                                             -----------------------------------
                                             Name: Jeffrey A. Etter
                                             Title:  First Vice President



THE STATE OF TEXAS                     ss.
                                       ss.
COUNTY OF DALLAS                       ss.

     This instrument was acknowledged before me on ________________, 2000, by David R. Brickman, Vice President of Capital Senior Living Properties, Inc., a Texas corporation, on behalf of said corporation.




                                             -----------------------------------
                                             Notary Public, State of Texas

                                             -----------------------------------
                                                       (printed name)

My Commission Expires:

---------------------

THE STATE OF TEXAS                      ss.
                                        ss.
COUNTY OF DALLAS                        ss.

     This instrument was acknowledged before me on ________________, 2000, by Jeffrey A. Etter, First Vice President of Bank One, Texas, N.A., a national banking association, on behalf of said banking association, as Agent.




                                             -----------------------------------
                                             Notary Public, State of Texas


                                             -----------------------------------
                                                      (printed name)

My Commission Expires:

---------------------

                              CONSENT OF GUARANTOR

         For a valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CAPITAL LIVING SENIOR CORPORATION, the Guarantor (herein so called) under that certain Unlimited Guaranty (herein so called) dated March 28, 2000 hereby consents to and acknowledges the above modification, the Note, the Mortgage Modification Agreement and the Third Modification of Amended and Restated Security Agreement and hereby declares to and agrees with Lender that all of the obligations of the Guarantor under the Unlimited Guaranty are and shall be unaffected by said transactions and that the Unlimited Guaranty is hereby ratified and confirmed in all respects.

         As a result of the above modification, Guarantor and Lender hereby agree that Schedule I of the Unlimited Guaranty is deleted and Schedule I attached to this Consent is substituted in lieu thereof.

         Executed on the date of acknowledgment, to be effective as of ________________, 2000.

                                            CAPITAL SENIOR LIVING CORPORATION, a
                                            Delaware corporation


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

THE STATE OF TEXAS              ss.
                                ss.
COUNTY OF DALLAS                ss.

         This instrument was acknowledged before me on  ________________,  2000,
by   _______________________,   _______________   of   Capital   Senior   Living
Corporation, a Delaware corporation, on behalf of said corporation.


                                             -----------------------------------
                                             Notary Public, State of Texas


                                             -----------------------------------
                                                      (printed name)

My Commission Expires:

---------------------

                                   SCHEDULE I

$9,000,000 Third Amended and Restated Promissory Note dated ________________, 2000, made by Borrower, payable to the order of Bank One, Texas, N.A.

                                 LENDER SCHEDULE


         Lender                                                     Percentage

Bank One, Texas, N.A.                                                  100%

                                    EXHIBIT A

                   THIRD AMENDED AND RESTATED PROMISSORY NOTE


$9,000,000                     Dallas, Texas              ________________, 2000


     FOR VALUE RECEIVED, the undersigned, CAPITAL SENIOR LIVING PROPERTIES, INC., a Texas corporation (herein called "Borrower"), hereby promises to pay to the order of BANK ONE, TEXAS, N.A. (herein called "Lender"), the principal sum of Nine Million and No/100 Dollars ($9,000,000), or the aggregate unpaid principal amount of the Advances made under this Note by Lender to Borrower pursuant to the terms of the Loan Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Agent under the Loan Agreement, 1717 Main Street, Dallas, Texas or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

     This Note (a) is issued and delivered under that certain 1999 Amended and Restated Loan Agreement dated April 8, 1999 among Borrower, Bank One, Texas, N.A., as Agent, and the lenders (including Lender) referred to therein, as modified by Modification Agreement dated March 28, 2000 and Second Modification Agreement dated as of the date hereof (herein, as from time to time supplemented, modified, amended or restated, called the "Loan Agreement"), and is a "Note" as defined therein, (b) is subject to the terms and provisions of the Loan Agreement, which contains provisions for payments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Loan Documents (as identified and defined in the Loan Agreement). Payments on this Note shall be made and applied as provided herein and in the Loan Agreement. Reference is hereby made to the Loan Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Loan Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

     For the purposes of this Note, the following terms have the meanings assigned to them below:

                  "Base Rate Payment Date" means (i) the first day of each calendar month, beginning August 1, 2000, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Loan Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

                  "LIBOR Rate  Payment  Date"  means,  with respect to any LIBOR
         Advance:  (i) the day on which the related  Interest  Period ends,  and
         (ii) any day on which past due interest or past due principal is owed hereunder with respect to such LIBOR Advance and is unpaid. If the terms hereof or of the Loan Agreement provide that payments of interest or principal with respect to such LIBOR Advance shall be deferred from one LIBOR Rate Payment Date to another day, such other day shall also be a LIBOR Rate Payment Date.

         The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on January 15, 2003.

         Base Rate Advances (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. On each Base Rate Payment Date, Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Advances to but not including such Base Rate Payment Date. Each LIBOR Advance (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related LIBOR Adjusted Rate in effect on such day. On each LIBOR Rate Payment Date relating to such LIBOR Advance, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such LIBOR Advance to but not including such LIBOR Rate Payment Date. All past due principal of and past due interest on the Advances shall bear interest on each day outstanding at the Late Payment Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing clause (a) or by reference to the Highest Lawful Rate in the definitions of Base Rate, LIBOR Adjusted Rate, and Late Payment Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

         Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Loan Agreement which more fully set out the limitations on how interest accrues hereon. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

         Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

         This Note amends, restates and supersedes in its entirety that certain Second Amended and Restated Promissory Note dated April 8, 1999 in the original principal amount of $17,000,000 made by Borrower payable to the order of Lender (the "Original Note"). This Note is in no way intended to constitute, and does not constitute, a novation of the indebtedness evidenced by the Original Note.

                                         CAPITAL SENIOR LIVING PROPERTIES, INC.,
                                         a Texas corporation




                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________


THE STATE OF TEXAS                 ss.
                                   ss.
COUNTY OF DALLAS                   ss.

         This instrument was acknowledged before me on ________________, 2000, by _______________________, _______________ of Capital Senior Living Properties,
Inc., a Texas corporation, on behalf of said corporation.



                                        ----------------------------------------
                                        Notary Public, State of Texas

                                        ----------------------------------------
                                                   (printed name)

My Commission Expires:

---------------------

                                    EXHIBIT B

                         Legal Description - Cottonwood

                                    EXHIBIT I

Yavapai County, Arizona

         Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing recorded in the office of the Recorder of Yavapai County, Arizona in Book 3655, Page 223, as modified by Modification Agreement dated _________________, 2000.